Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

CEL-SCI Corporation
Vienna, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (File numbers 333-162039, 333-161504, 333-162792, 333-184094 and 333-186103) and Form S8 (File numbers 333-117088, 333-140792, 333-162265, 333-179477 and 333-184092) of CEL-SCI Corporation of our reports dated December 27, 2013, relating to the financial statements and the effectiveness of CEL SCI Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/BDO, USA, LLP

Bethesda, Maryland
December 27, 2013